Exhibit 99.1

BUSINESS

Overview

We are a clinical-stage biopharmaceutical company designing and developing novel small molecule, targeted oncology therapies to address key limitations of existing therapies and improve the lives of patients. Our internally developed and wholly owned pipeline of next-generation tyrosine kinase inhibitors (TKIs) targets numerous genetic drivers of cancer in both TKI-naïve and TKI-pretreated patients. The pervasive challenges of intrinsic and acquired treatment resistance often limit the response rate and durability of existing therapies. One of these challenges is the emergence of solvent front mutations, which are a common cause of acquired resistance to currently approved therapies for ROS1, TRK and ALK kinases. We have developed a macrocycle platform enabling us to design proprietary small, compact TKIs with rigid three-dimensional structures that potentially bind to their targets with greater precision and affinity than other kinase inhibitors. We believe the TKIs generated from our drug discovery platform have the potential to be best-in-class.

Our lead drug candidate, repotrectinib, is being evaluated in an ongoing Phase 1/2 trial called TRIDENT-1 for the treatment of patients with ROS1+ advanced non-small-cell lung cancer (NSCLC) and patients with NTRK+ advanced solid tumors. We initiated the multi-cohort Phase 2 registrational portion of TRIDENT-1 in June 2019 and we plan to conduct the Phase 2 portion of the trial in up to 120 sites in North America, Europe and Asia-Pacific regions, and to enroll a total of approximately 320 patients. In April 2020, our independent Data Monitoring Committee met to review ongoing safety data from the trial and informed us the study should proceed. The Phase 2 portion of TRIDENT-1 is a registrational trial for potential approval in ROS1+ advanced NSCLC and NTRK+ advanced solid tumors. The United States Food and Drug Administration (FDA) has granted orphan drug designation for the development of repotrectinib in metastatic NSCLC with adenocarcinoma histology and fast track designation for the treatment of ROS1+ advanced NSCLC patients who have been previously treated with one prior line of platinum-based chemotherapy and one prior line of a ROS1 TKI. In May 2020, the FDA also granted repotrectinib fast track designation for the treatment of ROS1+ advanced NSCLC patients who have not been previously treated with a ROS1 TKI.

In the Phase 1 portion of TRIDENT-1, utilizing the July 22, 2019 data cut-off, with a median follow-up of 20.1 months (range: 5.3 to 24.9+), repotrectinib demonstrated a confirmed overall response rate (ORR) by blinded independent central review (BICR) of 91 percent (N=11, 95% CI: 59–100) in patients with ROS1+ advanced NSCLC who are ROS1 TKI-naïve and repotrectinib demonstrated a median duration of response (DOR) of 23.1 months (95% CI: 5.6–NR) (based on Kaplan-Meier estimation). The probability of patients with a DOR ≥ 9 months, ≥ 12 months and ≥ 18 months was 78%, 65%, and 65%, respectively. Also, repotrectinib showed a median progression-free survival (PFS) of 24.6 months (95% CI: 7.2–NR). With an additional 8.5 months of follow-up as of April 6, 2020, 4 of the 5 responding patients remained in a PR (partial response) per physician assessment data since the July 22, 2019 data cutoff and the duration of treatment ranged from 9.2 to 34.2+ months with 7 of the total 11 (64%) patients remaining on repotrectinib. All 7 (64%) remained on treatment for more than 17 months, 6 (55%) on treatment for more than 24 months, and 3 (27%) on treatment for more than 30 months at the time of the analysis. Repotrectinib has demonstrated CNS activity among patients with ROS1+ advanced NSCLC who are ROS1 TKI-naïve, with an intracranial objective response rate (IC-ORR) of 100% (3 of 3 patients, 95% CI: 29–100) with durations of response, as of the July 22, 2019 data cut-off, of 14.8+, 17.6+ and 23.1 months. All three of these patients remained on treatment, as of April 6, 2020, for 26.0+, 28.5+ and 34.2+ months. As of April 6, 2020, 6 of 29 (21%) TKI pre-treated ROS1+ advanced NSCLC patients remained on repotrectinib. All 6 patients remained on treatment for more than 12 months, 2 on treatment for more than 24 months and 1 patient on treatment for more than 30 months.

We anticipate reporting preliminary safety and efficacy data from approximately 30 to 40 patients across multiple Phase 2 cohorts of TRIDENT-1, including both registrational and exploratory cohorts, in the second half of 2020. We are monitoring overall study conduct and data collection to be in a position to potentially provide this update in the third quarter. We also commenced a Phase 1/2 study of repotrectinib in pediatric and young adult patients with ALK+, ROS1+ or TRK+ advanced solid tumors in November 2019.

We are currently evaluating potential combination regimens for repotrectinib based on preclinical data we plan to present at the 2020 AACR virtual meeting in late June. In preclinical models, repotrectinib synergized with a proxy molecule for the KRAS G12C inhibitor AMG510 and inhibited KRAS G12C tumor cell proliferation, increased apoptosis, and reduced KRAS G12C tumor cell cytokine release. Repotrectinib also enhanced the efficacy of AMG510 in KRAS G12C xenograft models. Our preclinical studies also showed that repotrectinib, in combination with the MEK inhibitor trametinib, was synergistic in KRAS mutant NSCLC, colorectal cancer, and pancreatic cancer tumor cell lines and enhanced efficacy in mutant KRAS xenograft models in vivo, highlighting the potential for repotrectinib to enhance the effectiveness of MEK inhibitors targeting KRAS mutant cancer when used in combination.

In addition to repotrectinib, our pipeline includes two clinical-stage multi-targeted kinase inhibitors, TPX-0022 (a novel MET/CSF1R/SRC inhibitor) and TPX-0046 (a novel RET/SRC inhibitor), and a preclinical ALK inhibitor, TPX-0131, which is entering investigational new drug (IND)-enabling studies. We initiated our Phase 1 clinical trial of TPX-0022 in patients with advanced solid tumors harboring genetic alterations in MET in July 2019. The Phase 1 trial is designed to evaluate the overall safety profile, pharmacokinetics and preliminary efficacy of TPX-0022 and includes a dose-escalation portion starting at 20 mg daily (QD), followed by dose expansion cohorts with a targeted enrollment of 120 patients at sites in North America, Europe, and Asia-Pacific regions. The dose expansion cohorts are planned to enroll MET therapy-naïve and pretreated NSCLC patients with MET exon 14 skipping mutations; patients with MET-amplified NSCLC, hepatocellular, gastric or gastroesophageal cancer; and patients with other solid tumors harboring MET kinase domain mutations or MET fusions. We anticipate reporting early interim data from initial patients treated with TPX-0022 in this Phase 1 trial in the second half of 2020.

We initiated our Phase 1/2 clinical trial of TPX-0046 in patients with advanced solid tumors harboring RET genetic alterations in the fourth quarter of 2019. The trial is designed to enroll TKI-naïve and TKI-pretreated patients with RET-altered non-small-cell lung, thyroid, and other advanced cancers in multiple cohorts to assess safety, tolerability, pharmacokinetics and preliminary clinical activity of TPX-0046, with a targeted enrollment of approximately 50 patients in the Phase 1 dose escalation portion, and approximately 300 patients in the Phase 2 expansion portion at sites in North America, Europe and Asia-Pacific regions. The study design allows intra-patient dose escalation based on tolerability in both RET TKI-treatment naïve and pretreated patients. In preclinical studies, including data to be presented at the upcoming ASCO virtual annual meeting, TPX-0046 has been shown to have potent in vitro and in vivo activity against a range of RET alterations, including greater potency against solvent front mutations G810R, G810C and G810N than proxy molecules for the RET inhibitors pralsetinib and selpercatinib.

Our fourth drug candidate, TPX-0131 is a next-generation preclinical ALK inhibitor. TPX-0131 has been designed with a compact macrocyclic structure and in preclinical studies has been shown to potently inhibit wildtype ALK and numerous ALK mutations, in particular the clinically observed G1202R solvent front mutation and G1202R/L1196M compound mutation. Pending successful completion of IND-enabling studies, we anticipate submitting an IND for TPX-0131 in early 2021.